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                                                                      EXHIBIT 11
FUND AMERICAN ENTERPRISES HOLDINGS, INC.
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE EARNINGS)
UNAUDITED

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
                                                                      Three Months Ended            Nine Months Ended
                                                                        September 30,                  September 30,
                                                               -----------------------------   ----------------------------
                                                                    1995            1994            1995           1994
                                                               -------------    ------------   ------------   -------------
PRIMARY EARNINGS PER SHARE:

   Earnings per share numerator:
     After tax earnings                                        $      6,637     $     4,260    $    16,090    $     33,210
     Preferred stock dividends                                         (553)         (2,130)        (3,834)         (8,214)
                                                               -------------    ------------   ------------   -------------
   After tax earnings applicable to common stock                      6,084           2,130         12,256          24,996

     Tax benefit from sale of discontinued operations                     -               -         66,000               -
     Loss on early extinguishment of debt, after tax                      -               -           (400)              -
     Cumulative effect of accounting change -
       purchased mortgage servicing, after tax                            -               -             -           (44,296)
                                                               -------------    ------------   ------------   -------------

   Net income (loss) for per share computation                 $      6,084     $     2,130    $    77,856    $     (19,300)
                                                               =============    ============   ============   =============

   Earnings per share denominator:
     Average common shares outstanding                                7,617           8,492          7,880           9,045
     Dilutive options, warrants and performance shares                  530             562            531             546
                                                               -------------    ------------   ------------   -------------

     Shares for per share computation                                 8,147           9,054          8,411           9,591
                                                               =============    ============   ============   =============

   Primary earnings per share:
     After tax earnings                                        $        .75     $       .24    $      1.46    $       2.61
     Net income (loss)                                                  .75             .24           9.26           (2.01)

FULLY DILUTED EARNINGS PER SHARE
   Earnings per share numerator:
     After tax earnings                                        $      6,637     $     4,260    $    16,090    $     33,210
     Preferred stock dividends, if applicable                          (553)         (2,130)             -          (8,214)
                                                               -------------    ------------   ------------   -------------

   After tax earnings applicable to common stock                      6,084           2,130         16,090          24,996

     Tax benefit from sale of discontinued operations                     -               -         66,000               -
     Loss on early extinguishment of debt, after tax                      -               -           (400)              -
     Cumulative effect of accounting change -
       purchased mortgage servicing, after tax                            -               -              -         (44,296)
                                                               -------------    ------------   ------------   -------------

   Net income (loss) for per share computation                 $      6,084     $     2,130    $    81,690    $    (19,300)
                                                               =============    ============   ============   =============

   Earnings per share denominator:
     Average common shares outstanding                                7,617           8,492          7,880           9,045
     Dilution for options, warrants and performance shares              534             553            534             553
     Dilution for preferred stock, if applicable                          -               -            808               -
                                                               -------------    ------------   ------------   -------------

     Shares for per share computation                                 8,151           9,045          9,222           9,598
                                                               =============    ============   ============   =============

   Fully diluted earnings per share:
     After tax earnings                                        $        .75     $       .24    $      1.74    $       2.60
     Net income (loss)                                                  .75             .24           8.86           (2.01)
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NOTE: The Voting Preferred Stock Series D is not a common stock equivalent.